Exhibit 11
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                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)
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                                                                          THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                              JUNE 30,                         JUNE 30,
                                                                    ---------------------------     ---------------------------
                                                                         1996           1995              1996            1995
                                                                    ------------    -----------     -----------     -----------
Earnings (loss) for primary earnings per share:
 Earnings before extraordinary charge and
    preferred stock dividends                                       $        18.9   $       12.0    $       23.7    $       14.5
  Preferred stock dividends                                                  (2.5)          (2.5)           (4.9)           (4.9)
                                                                    ------------    -----------     -----------     -----------
  Earnings before extraordinary charge                                       16.4            9.5            18.8             9.6
  Extraordinary charge, net of income taxes                                   -              -             (11.4)            -
                                                                    ------------    -----------     -----------     -----------
Net earnings for primary earnings per share                         $        16.4   $        9.5    $        7.4    $        9.6
                                                                    ============    ===========     ===========     ===========

Earnings (loss) for fully diluted earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                       $        18.9   $       12.0    $       23.7    $       14.5
  Antidilutive preferred stock dividends                                      -              -              (4.9)           (4.9)
                                                                    ------------    -----------     -----------     -----------
  Earnings before extraordinary charge                                       18.9           12.0            18.8             9.6
  Extraordinary charge, net of income taxes                                   -              -             (11.4)            -
                                                                    ------------    -----------     -----------     -----------
Net earnings for fully diluted earnings per share                   $        18.9   $       12.0    $        7.4    $        9.6
                                                                    ============    ===========     ===========     ===========

Average shares outstanding:
  Common stock                                                               17.3           17.3            17.3            17.3
  Common stock equivalents from assumed exercise of
      stock options and warrants (treasury stock method)                      0.6            0.3             0.5             0.2
                                                                    ------------    -----------     -----------     -----------
Total for primary earnings per share                                         17.9           17.6            17.8            17.5

  Other potentially dilutive securities:
     -  additional common stock equivalent from assumed
        conversion of stock options and warrants at ending
        market price                                                          0.1            -               0.1             0.1
     - assumed conversion of Series A convertible
        preferred stock at one-half share of common stock                     1.0            1.0             1.0             1.0
     - assumed conversion of Series B convertible
        preferred stock at 2.5 shares of common stock                         2.3            2.3             2.3             2.3
     - assumed conversion of the Series D convertible
        preferred stock at 1.51 shares of common stock                        2.6            2.6             2.6             2.6
                                                                    ------------    -----------     -----------     -----------
  Total for fully diluted earnings per share                                 23.9           23.5            23.8            23.5

  Less:  Antidilutive securities
           Series A preferred stock                                           -              -              (1.0)           (1.0)
           Series B preferred stock                                           -              -              (2.3)           (2.3)
           Series D preferred stock                                           -              -              (2.6)           (2.6)
                                                                    ------------    -----------     -----------     -----------
                                                                             23.9           23.5            17.9            17.6
                                                                    ============    ===========     ===========     ===========
Earnings (loss) per share:
Primary
    Earnings before extraordinary charge                            $         0.92  $        0.54   $        1.05   $        0.55
    Extraordinary charge, net of income taxes                                 -              -              (0.63)           -
                                                                    ------------    -----------     -----------     -----------
                                                                    $         0.92  $        0.54   $        0.42   $        0.55
                                                                    ============    ===========     ===========     ===========
Fully diluted
    Earnings before extraordinary charge                            $         0.79  $        0.51   $        1.05   $        0.55
    Extraordinary charge, net of income taxes                                 -              -              (0.63)           -
                                                                    ------------    -----------     -----------     -----------
                                                                    $         0.79  $        0.51   $        0.42   $        0.55
                                                                    ============    ===========     ===========     ===========

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